Exhibit 99.1

                 CONTACT: RehabCare Group, Inc.
                 Financial: Jay W. Shreiner, Chief Financial Officer
                 Press: Donna Lee, Office of the CEO
                 (314) 863-7422 or
                 FD, Gordon McCoun/Theresa Kelleher
                 (212) 850-5600
FOR IMMEDIATE RELEASE
Wednesday, March 4, 2009

REHABCARE RESULTS FOR FOURTH QUARTER
AND FISCAL YEAR 2008 EXCEED PRIOR YEAR

•	Earnings per diluted share increases to $0.32 in the fourth quarter, including certain charges of $1.6 million after tax, or $0.09 per share

•	Fourth quarter consolidated operating revenues increase $22.4 million, or 13.1%, to $194.2 compared to the prior year quarter, driven by growth in each core operating division

•	Earnings per diluted share increases 43.8% in fiscal year 2008 from fiscal year 2007. Excluding charges in both periods, the increase was 26.7%.

•	Operating cash flow and balance sheet remain strong, positioning Company for continued growth

•	Company provides outlook for 2009 of continued growth in operating revenues and earnings per diluted share

ST. LOUIS, MO, March 4, 2009--RehabCare Group, Inc. (NYSE:RHB) today reported financial results for the quarter and year ended December 31, 2008. Comparative results for the quarter and year follow.

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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 2

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
Amounts in millions, except per share data	2008	2008	2007	2008	2007

Consolidated Operating Revenues	$194.2	$182.6	$171.8	$743.1	$704.5
Consolidated Operating Earnings (a), (b), (c)	9.4	7.0	9.1	32.7	28.6
Consolidated Earnings from Continuing Operations, Net of Tax	6.0	4.2	5.2	19.4	13.7
Loss from Discontinued Operations, Net of Tax	(0.3)	(0.2)	(0.1)	(0.7)	(1.0)
Consolidated Net Earnings	5.7	4.0	5.1	18.7	12.7
Consolidated Diluted Earnings per Share	0.32	0.22	0.29	1.05	0.73

Minority Interests in Net Losses of Consolidated Affiliates	0.6	0.6	0.2	2.0	0.4

Contract Therapy Operating Revenues	110.7	105.6	99.4	426.8	400.8
Contract Therapy Operating Earnings	7.9	6.6	4.0	23.9	6.0

HRS Inpatient Operating Revenues	32.4	30.8	28.9	122.8	121.1
HRS Outpatient Operating Revenues	11.3	10.8	9.9	42.9	43.0
HRS Operating Revenues	43.7	41.6	38.8	165.7	164.1
HRS Operating Earnings (a)	5.8	6.2	6.0	22.0	22.9

Hospital Operating Revenues	30.3	27.5	23.8	112.5	96.0
Hospital Operating Revenues (b), (c)	(4.8)	(5.5)	(0.7)	(13.9)	(2.0)

Other Operating Revenues	9.8	8.4	10.1	40.0	44.6
Other Operating Earnings (Loss)	0.4	(0.3)	(0.2)	0.7	1.7

(a)	Includes a pretax charge arising from a bad debt write-down related to an outpatient transaction of $1.2 million, or $0.04 per diluted share after tax, in the quarter and year ended December 31, 2008

(b)
Includes a pretax charge related to the cancellation of a planned acquisition in Providence, RI and a long-term acute care hospital development project in Kokomo, IN of $1.5 million, or $0.05 per diluted share after tax, in the quarter and year ended December 31, 2008

(c)	Includes a pretax impairment charge on a Louisiana Specialty Hospital intangible asset of $4.9 million, or $0.17 per diluted share after tax, in the year ended December 31, 2007

John H. Short, Ph.D, RehabCare President and Chief Executive Officer, stated, “We are pleased with our fourth quarter 2008 performance, which marks the completion of a successful year for RehabCare.  From the outset of 2008 we have been in a growth mode, following our integration of the Symphony acquisition.  By year end, we achieved solid revenue growth, with each of our core operating divisions reporting double-digit percentage revenue gains over the fourth quarter of 2007.
“Contract Therapy (CT) continues to generate strong top line momentum, with year-over-year fourth quarter same store revenue growth of 13.8%, and outstanding earnings performance, realizing a 7.1% margin in the fourth quarter.  After three years of decline, our Hospital Rehabilitation Services (HRS) division experienced unit growth during 2008, a result of aggressive business development and retention efforts and long-awaited resolution to the 60% Rule.  HRS also maintained its upward trend in operating earnings margin, achieving a 16.2% margin in the fourth quarter when excluding a bad debt write-down.”
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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 3

Dr. Short continued, “Our turnaround plan for the Hospital division began to take root in the fourth quarter, with increased total and same store revenue and improved earnings performance over the previous quarter. When factoring out the cancellation of a planned acquisition in Providence, RI and a long-term acute care hospital development project in Kokomo, IN, the division achieved a $2.2 million sequential improvement in operating earnings.”
He added, “Against the backdrop of a challenging credit environment, we took diligent steps in 2008 to boost our liquidity and financial strength and concluded the year with a healthy balance sheet and robust platform for continued growth.”

Financial Overview of Fourth Quarter
Consolidated operating revenues for the fourth quarter of 2008 were $194.2 million, a 13.1% increase compared to $171.8 million in the fourth quarter of 2007.
Consolidated net earnings were $5.7 million in the fourth quarter of 2008 compared to $5.1 million in the fourth quarter of 2007.  Earnings per share on a fully diluted basis for the fourth quarter of 2008 were $0.32 compared to $0.29 in the fourth quarter of 2007.
The Contract Therapy division’s operating revenues increased $11.3 million, or 11.4%, from $99.4 million in the fourth quarter of 2007 to $110.7 million in the fourth quarter of 2008.  Same store revenues increased by 13.8% while average operating units were relatively flat.  At December 31, 2008, CT operated in 1,068 locations compared to 1,064 locations at December 31, 2007.  The Company signed contracts for 37 new client locations in the fourth quarter of 2008.  The number of signed but unopened contracts stood at 20 at the end of the quarter.
The division’s operating earnings were $7.9 million, or 7.1% of revenue, compared to $4.0 million, or 4.0% of revenue, in the fourth quarter of 2007.  The market basket adjustment for skilled nursing facilities (SNFs), which became effective October 1, 2008, contributed to both revenue and earnings during the fourth quarter of 2008.
The Hospital Rehabilitation Services division’s fourth quarter operating revenues increased 12.6% to $43.7 million, compared to $38.8 million in the fourth quarter of 2007.  Inpatient operating revenues improved 12.0% as the average number of programs operated in the current quarter increased by 1.4% and same store acute discharges increased 4.7%. Outpatient operating revenues increased 14.4%.
At December 31, 2008, HRS operated 157 programs compared to 154 programs at December 31, 2007.  During 2008, inpatient rehabilitation facility (IRF) contracts increased from 107 to 113.  The division had five IRF signings in the fourth quarter of 2008 and seven IRF openings.  At year end, the number of signed but unopened IRF contracts stood at three, all of which are expected to open in 2009.
HRS operating earnings decreased by $0.2 million to $5.8 million, or 13.3% of revenue, in the fourth quarter of 2008 compared to $6.0 million, or 15.5% of revenue, in the fourth quarter of 2007.
Operating revenues in the Hospital division for the fourth quarter of 2008 increased 27.5% to $30.3 million, compared to $23.8 million in the prior year quarter.  The increase in revenues reflects the December 2007 opening of Central Texas Rehabilitation Hospital in Austin, Texas, the 2008 opening of Northland LTAC Hospital in Kansas City, Missouri, the acquisition of The Specialty Hospital in Rome, Georgia and the opening of St. Luke’s Rehabilitation Hospital in St. Louis.  Same store revenue increased $0.8 million or 3.2% compared to a year ago.  The division operated a total of eleven hospitals at December 31, 2008, six IRFs and five long-term acute care hospitals (LTACHs).
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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 4

The division incurred an operating loss of $4.8 million in the fourth quarter of 2008 compared to an operating loss of $0.7 million in the fourth quarter of 2007 and $5.5 million in the third quarter of 2008.  The $0.7 million improvement over the third quarter, which was impacted by the hurricanes, includes the negative impact of a $1.5 million charge related to the cancellation of a development project in Kokomo, IN and a planned acquisition in Providence, RI.  Other start-up and ramp-up losses in the fourth quarter of 2008 were $1.6 million.  Most of these losses relate to St. Luke’s Rehabilitation Hospital, which admitted its first patient on November 4, and Northland LTAC Hospital, which completed its Medicare demonstration period on December 1.

Balance Sheet and Liquidity
At December 31, 2008, the Company had approximately $27.4 million in cash and cash equivalents and $57.0 million in outstanding debt.  Net debt (outstanding debt less cash and cash equivalents) stood at $29.6 million at the end of fiscal 2008 compared to $64.2 million at December 31, 2007.  Days sales outstanding decreased 5.8 days to 66.0 days at December 31, 2008 from 71.8 days at the prior fiscal year end.
For the year ended December 31, 2008, the Company generated cash from operations of $48.7 million and expended approximately $18.5 million for capital expenditures, including $13.6 million in the Company’s Hospital division, primarily on developing joint ventures.  The remaining $4.9 million of capital expenditures was principally related to information systems.

Legislative Update
In 2009, the Company will continue its active engagement with the Centers for Medicare and Medicaid Services (CMS), Congressional leadership and national trade organizations in addressing upcoming issues critical to the industry, including the 2010 budget proposal from the Obama administration, MedPAC’s recommendations for fiscal year 2010 market baskets and the resumption of the Recovery Audit Contractor (RAC) program.  The Company also will be focused on approaching deadlines for the Medicare Part B therapy caps exception process and physician fee schedule, both of which expire December 31, 2009, and LTACH provisions contained within the Medicare, Medicaid, SCHIP Extension Act (MMSEA), which expire at the end of  2010.

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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 5

Outlook
The Company will not be providing revenue and earnings per share guidance for 2009, but provides the following helpful hints:
•
The Company anticipates strong consolidated revenue and net earnings growth for the full year 2009.  Quarterly operating earnings will be impacted less by hospital start-up/ramp-up losses than in 2008.  The Company has one scheduled LTACH opening, Greater Peoria Specialty Hospital, early in the third quarter of 2009.

•
Consistent with prior years, the Company expects its first quarter 2009 operating results to be impacted by the resumption of normalized run rate costs, such as self-insurance and employee benefit programs, along with fewer calendar days.

•
The Contract Therapy division expects 5.5% to 6.5% operating earnings margins during 2009, driven by 4% to 6% year-over-year same store revenue growth and assuming no market basket increase for fiscal year 2010.  The division also expects stable to modest unit growth in 2009.

•	The HRS division expects 14% to 16% operating earnings margin, 3% to 5% year-over-year growth in acute same store discharges and a modest net increase in units during 2009.
•
The Hospital division expects sequential quarterly improvement in operating earnings performance with total year operating losses reduced by $3 - $4 million compared to total year 2008.  For full year 2009, revenue is expected to be $140 - $150 million, driven by strong growth in mature and de novo hospitals and assuming no market basket increase for LTACHs or IRFs.  Including announced expansion projects, the Company expects breakeven operating earnings in 2010.

•	The effective tax rate is anticipated to approximate 39% for 2009 after consideration of minority interests and equity income.
•	The Company expects continued strong operating cash flow with DSO of approximately 70 days.
•
Capital expenditures are anticipated to be approximately $14.0 million in 2009, of which $5.5 million relates to hospital strategic and maintenance capital and $8.5 million relates principally to information systems investments.  The Company is expecting to receive approximately $1.5 million from its minority partners to fund their respective shares of each joint venture hospital’s capital expenditure and working capital requirements.

Conclusion
Dr. Short concluded, “In 2009, we are primed for another year of growth and improved profitability.  Our unique business model and strong balance sheet position us well in a challenging market to assess growth opportunities that will enhance our competitive advantage.
“The current momentum of our CT and HRS divisions and the technology initiatives we’re rolling out this year to drive greater operating efficiencies, should translate into continued industry-leading earnings margins in these two divisions.  And, after spending several quarters fine-tuning our Hospital division, we believe we have the right leadership and strategies for sequential improvements in 2009.
“We will be assessing the impact of the 2010 healthcare budget proposal from the Obama Administration, released on February 26.  While details of the plan are pending, the proposed bundled or episodic payment to post-acute providers could produce cost savings and improved patient outcomes, especially if it results in more streamlined regulation.  For example, the need for some controls would be unnecessary, such as the 60% Rule, the 25-day LTACH length-of-stay rule and the three-day hospital admission criteria for SNFs.  Given that acute care hospitals and SNFs are our clients and joint venture partners, we believe we are more favorably positioned to adapt to a bundled payment system, should it become a reality over the next several years.
“Through economic uncertainties, our priorities remain unchanged, including continuing to create and protect value for our clients and shareholders and delivering life-changing, quality services to our patients.”

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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 6

About RehabCare Group
Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of rehabilitation program management services in partnership with over 1,200 hospitals and skilled nursing facilities in 43 states.  The Company also operates freestanding rehabilitation hospitals and long-term acute care hospitals across the country.  RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
A listen-only simulcast of RehabCare’s fourth quarter conference call will be available on the Company’s web site at www.rehabcare.com, under For Our Investors, Webcasts, and online at www.earnings.com, beginning at 10:00 A.M. Eastern time today.  An online replay will be available until March 25, 2009. A telephonic replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time today.  The dial-in number for the replay is (630) 652-3041 and the access code is 23907118.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward looking statements as the Company cannot predict or control many of the factors that ultimately may affect the Company’s ability to achieve the results estimated.  The Company makes no promise to update any forward looking statements whether as a result of changes in underlying factors, new information, future events or otherwise.

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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 7

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2008	2007	2008	2007

Operating revenues	$194,178	$182,626	$171,750	$743,097	$704,549
Costs & expenses
Operating	157,451	149,925	137,848	603,935	569,828
Selling, general & administrative:
Divisions	10,746	11,687	11,350	46,538	45,520
Corporate	12,879	10,430	9,184	45,311	39,078
Impairment of intangible asset	-	-	-	-	4,906
Depreciation & amortization	3,727	3,596	4,266	14,632	16,582
Total costs & expenses	184,803	175,638	162,648	710,416	675,914

Operating earnings, net	9,375	6,988	9,102	32,681	28,635

Interest income	39	29	50	143	830
Interest expense	(745)	(847)	(1,709)	(3,897)	(8,362)
Other income (expense), net	(3)	(4)	80	21	37
Equity in net income of affiliates	30	143	119	471	287
Minority interests	647	612	220	1,986	377

Earnings from continuing operations before income taxes	9,343	6,921	7,862	31,405	21,804
Income tax expense	3,371	2,699	2,696	11,975	8,098
Earnings from continuing operations	5,972	4,222	5,166	19,430	13,706
Loss from discontinued operations	(269)	(224)	(65)	(725)	(1,047)

Net earnings	$5,703	$3,998	$5,101	$18,705	$12,659

Diluted earnings per share	$0.32	$0.22	$0.29	$1.05	$0.73

Weighted average diluted shares	17,855	17,824	17,655	17,798	17,459

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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 8

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	December 31,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$27,373	$10,265
Accounts receivable, net	139,197	135,194
Deferred tax assets	14,876	15,863
Other current assets	7,165	7,892
Total current assets	188,611	169,214

Property and equipment, net	37,851	29,705
Goodwill	171,365	168,517
Intangible assets	28,944	28,027
Investment in unconsolidated affiliate	4,772	4,701
Other assets	6,863	8,396
	$438,406	$408,560
Liabilities & Stockholders’ Equity
Current portion of long-term debt	$-	$9,500
Payables & accruals	91,327	79,429
Total current liabilities	91,327	88,929

Long-term debt, less current portion	57,000	65,000
Other non-current liabilities	12,279	9,342
Minority interest	10,028	1,267
Stockholders’ equity	267,772	244,022
	$438,406	$408,560

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Year Ended
	December 31,
	2008	2007

Net cash provided by operating activities	$48,658	$52,009
Net cash used in investing activities	(20,086)	(10,944)
Net cash provided used in financing activities	(11,464)	(40,230)

Net increase in cash and cash equivalents	17,108	835
Cash and cash equivalents at beginning of period	10,265	9,430
Cash and cash equivalents at end of period	$27,373	$10,265

Supplemental information:
Additions to property and equipment	$(18,502)	$(9,989)

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REHABCARE REPORTS FOURTH QUARTER 2008 RESULTS                                                                   Page 9

IV. Operating Statistics (Unaudited; dollars in thousands)

	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31,
	2008	2008	2007	2008	2007
Contract Therapy
Operating revenues	$110,665	$105,572	$99,380	$426,821	$400,761
Operating expenses	90,009	86,535	82,226	350,761	338,377
Division SG&A	5,454	5,304	5,678	22,729	23,308
Corporate SG&A	5,729	5,632	5,483	23,055	24,754
Depreciation and amortization	1,563	1,534	2,028	6,371	8,304
Operating earnings	$7,910	$6,567	$3,965	$23,905	$6,018
Operating earnings margin	7.1%	6.2%	4.0%	5.6%	1.5%

Average number of locations	1,076	1,071	1,081	1,066	1,125
End of period number of locations	1,068	1,075	1,064	1,068	1,064

Hospital Rehabilitation Services
Operating revenues
Acute	$30,044	$28,405	$26,407	$113,251	$110,891
Subacute	2,327	2,395	2,483	9,559	10,192
Total Inpatient	$32,371	$30,800	$28,890	$122,810	$121,083
Outpatient	11,291	10,791	9,869	42,848	43,019
Total HRS	$43,662	$41,591	$38,759	$165,658	$164,102
Operating expenses	31,494	29,302	26,894	118,291	115,706
Division SG&A	2,996	3,419	3,109	13,441	13,552
Corporate SG&A	2,720	2,029	1,815	9,288	7,847
Depreciation and amortization	633	612	949	2,641	4,104
Operating earnings	$5,819	$6,229	$5,992	$21,997	$22,893
Operating earnings margin	13.3%	15.0%	15.5%	13.3%	14.0%

Average number of programs
Acute	112	109	108	109	111
Subacute	12	14	14	13	16
Total Inpatient	124	123	122	122	127
Outpatient	34	33	32	33	35
Total HRS	158	156	154	155	162

End of period number of programs
Acute	113	110	107	113	107
Subacute	9	13	14	9	14
Total Inpatient	122	123	121	122	121
Outpatient	35	33	33	35	33
Total HRS	157	156	154	157	154

Acute patient days	136,087	129,783	124,390	519,899	518,245
Subacute patient days	33,210	35,071	33,843	135,222	134,928
Total patient days	169,297	164,854	158,233	655,121	653,173

Acute discharges	11,152	10,569	10,190	42,306	42,242
Subacute discharges	908	870	758	3,307	3,187
Total discharges	12,060	11,439	10,948	45,613	45,429

Outpatient visits (in thousands)	263	239	228	983	1,006

Hospitals
Operating revenues	$30,342	$27,513	$23,792	$112,525	$96,001
Operating expenses	28,617	28,095	20,790	105,649	81,618
Division SG&A	1,132	1,284	1,013	4,599	2,959
Corporate SG&A	3,966	2,334	1,497	11,086	4,833
Impairment of intangible asset	-	-	-	-	4,906
Depreciation and amortization	1,400	1,317	1,145	5,094	3,657
Operating earnings (loss)	$(4,773)	$(5,517)	$(653)	$(13,903)	$(1,972)
Operating earnings margin	-15.7%	-20.1%	-2.7%	-12.4%	-2.1%

End of period number of facilities	11	10	8	11	8
Patient days	26,346	24,393	21,641	98,136	86,201
Discharges	1,568	1,492	1,369	6,019	5,070

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